UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 5, 2008

Xplore Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52697 (Commission File No.)	26-0563295 (I.R.S. Employer Identification No.)

14000 Summit Drive, Suite 900
Austin, Texas 78728

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement

On September 5, 2008, Xplore Technologies Corp. (the “Company”), and its wholly owned subsidiary Xplore Technologies Corporation of America (“Subsidiary”, together with the Company, the “Borrowers”), entered into a note purchase agreement (the “Note Purchase Agreement”) with Phoenix Venture Fund LLC (“Phoenix”) and the Purchasers listed from time on Schedule 2 thereto, pursuant to which the Borrowers issued to Phoenix a secured subordinated promissory note in the aggregate principal amount of $1,000,000 and warrants to purchase 3,703,704 shares of common stock of the Company.  Pursuant to the terms of the Note Purchase Agreement, the Borrowers agreed to issue up to an additional $2,000,000 of secured subordinated promissory notes (together with the notes issued to Phoenix referred to herein as the “Notes”), and warrants to purchase up to and additional 7,407,407 shares of common stock of the Company (together with the warrants issued to Phoenix referred to herein as the “Warrants”)

The Notes are due and payable in full on August 5, 2009 and bear interest at the rate of 10% per annum. Interest on the Notes may be paid in cash or, at the option of the Company, in shares of the Company’s common stock.  The Notes are secured by all of the assets of the Borrowers and the right of repayment of principal and interest on the Notes and the security interest granted by the Borrowers to the holders of the Notes is subordinated to the rights and security interest of Silicon Valley Bank (“SVB”), the Company’s senior lender, in connection with the loan and security agreement between the Subsidiary and SVB dated as of September 15, 2005, as amended (the “Loan Agreement”).  In connection with providing its consent to the Note Purchase Agreement and the transaction contemplated therein, SVB required the Company to enter into a Security Agreement and an Intellectual Property Security Agreement whereby SVB obtained a first priority security interest in all of the assets of the Company.  Upon an event of default, as set forth in the Note Purchase Agreement and the Notes, the holders of the Notes may declare all amounts outstanding under the Notes immediately due and payable and exercise other remedies permitted by the Note Purchase Agreement and the Notes or at law or in equity, subject to the subordination agreement with SVB.

The Warrants expire on September 5, 2011.  The Warrants may be exercised in whole or in part prior to September 5, 2011, as follows: (i) Twenty-five percent of the shares of common stock exercisable pursuant to the Warrant will vest upon issuance of such Warrant and are immediately exercisable; and (ii) seventy-five percent of the shares of common stock exercisable pursuant to such Warrant will vest in equal periods every thirty days with the first period beginning October 5, 2008 and the last period ending on August 5, 2009 and are immediately exercisable upon vesting, provided, however, that if all obligations due under the Note purchased by such holder are satisfied in full prior to August 5, 2009, such Warrant will cease vesting as of the date that all such obligations were satisfied.  The exercise price pursuant to which the holders of the Warrants can purchase shares of the Company’s common stock is $.27 per share and the Warrants contain a cashless exercise provision.

Philip S. Sassower and Andrea Goren, are members of the Company’s Board of Directors, are co-managers of the managing director of Phoenix. After giving effect to the transactions contemplated in the Note Purchase Agreement Phoenix beneficially owns approximately 26% of the Company’s voting stock.  In additional, Philip S. Sassower individually, or through entities he controls, beneficially owns approximately 12% of the Company’s voting stock.

The above description of the Note Purchase Agreement, the Notes and the Warrants is qualified in its entirety by reference to the terms of the Note Purchase Agreement attached hereto as Exhibit 10.1, the terms of the Notes attached hereto as Exhibits 10.2, and the terms of the Warrants attached hereto as Exhibits 10.3

ITEM 2.03             Creation of a Direct Financial Obligation

Reference is hereby made to the description of the Notes in Item 1.01 hereof which is incorporated by reference herein.

ITEM 3.02             Unregistered Sales of Equity Securities

(a)  Date of sale and the title and amount of securities sold

Reference is hereby made to the description of the Warrants in Item 1.01 hereof which is incorporated by reference herein.

(b)  Consideration

The issuance of the Warrants was required in connection with the issuance and sale of the Notes pursuant to the terms of the Note Purchase Agreement.

(c)  Exemption from Registration Claimed

The Company issued and sold the Warrants in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”). Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act or pursuant to an exemption thereunder.

(d)  Terms of Exercise

Reference is hereby made to the description of the Warrants in Item 1.01 hereof, which is incorporated by reference herein.

ITEM 9.01             Financial Statements and Exhibits

(d)           Exhibits

Exhibit 10.1                                    Note Purchase Agreement

Exhibit 10.2                                    Form of Note

Exhibit 10.3                                    Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 11, 2008	Xplore Technologies Corp.
(Registrant)

	By:	/s/ Michael J. Rapisand
Michael J. Rapisand
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1                                    Note Purchase Agreement

Exhibit 10.2                                    Form of Note

Exhibit 10.3                                    Form of Warrant